UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the August 13, 2009 annual meeting of stockholders of Iconix Brand Group, Inc. (the “Company”), the stockholders of the Company approved the adoption of the Company’s 2009 Equity Incentive Plan (the “2009 Plan”).

The 2009 Plan provides that it will be administered by the Compensation Committee or another  committee of independent members of the Company’s Board of Directors (the “Board”) appointed by the Board (the “Committee”), or in the absence of such Committee, by the Board. The administrator of the 2009 Plan will have the authority to administer the 2009 Plan, determine participants who will be granted awards under the 2009 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. Non-employee directors, executive officers and other employees of, and consultants and advisors to, the Company or any of its subsidiaries will be eligible to be participants in the 2009 Plan.

The following types of awards or any combination of them may be granted under the 2009 Plan: (i) “Stock Options” (both “Incentive Stock Options” and “Non-Qualified Options”) to acquire shares of  the Company’s common stock; (ii) “Stock Grants” which entitle the grantee to acquire shares of common stock, which may be subject to certain restrictions, such as restrictions on transferability and which may include stock units including restricted stock units; and (iii) “Performance Awards,” which entitle the grantee to receive, without payment, an award following the attainment of performance goals. However, only employees of the Company and its subsidiaries will be eligible to receive Incentive Stock Options under the 2009 Plan.

The maximum number of shares of the Company’s common stock that may be issued under the 2009 Plan is 3,000,000 shares, subject to adjustment for stock splits, recapitalizations and other specified events as set forth in the 2009 Plan.  If any outstanding award is canceled, forfeited or surrendered to the Company for tax withholding purposes, shares of common stock allocable to such award may again be available for awards under the 2009 Plan.

The description of the 2009 Plan described in this report does not purport to be complete and is qualified in its entirety by the language in the 2009 Plan, which is incorporated herein by reference to Annex A of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ Neil Cole
Neil Cole
Chief Executive Officer

Date:   August 17, 2009